UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2015
___________________________________
WESTERN GAS PARTNERS, LP
(Exact name of Registrant as specified in its charter)
___________________________________

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices)
(832) 636-6000
(Registrant’s telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2015, Western Gas Partners, LP (the “Partnership”) completed the public offering of $500.0 million aggregate principal amount of 3.950% senior notes due 2025 (the “Notes”).
The terms of the Notes are governed by the Indenture, dated as of May 18, 2011 (the “Base Indenture”), by and among the Partnership, the former subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Seventh Supplemental Indenture, dated as of June 4, 2015 (the “Supplemental Indenture” and as amended, the “Indenture”), by and among the Partnership and the Trustee, setting forth the specific terms applicable to the Notes. Interest on the Notes will accrue from June 4, 2015 and will be payable semi-annually on June 1 and December 1 of each year, with the next interest payment being due on December 1, 2015.
The Partnership may redeem all or some of the Notes, in whole or in part, at any time prior to their maturity at the redemption price as set forth in the Indenture. The Notes rank equally in right of payment with all of the Partnership’s existing and future senior indebtedness and senior to any subordinated debt that the Partnership may incur.
The Indenture contains covenants that will limit the ability of the Partnership and certain of its subsidiaries to create liens on its principal properties, engage in sale and leaseback transactions, merge or consolidate with another entity or sell, lease or transfer substantially all of its properties or assets to another entity. Initially, the Notes will not be guaranteed by any of the Partnership’s subsidiaries. In the future, however, if any of the Partnership’s subsidiaries guarantees the Partnership’s obligations under its revolving credit facility, then that subsidiary will, jointly and severally, fully and unconditionally guarantee the Partnership’s payment obligations under the Notes so long as such subsidiary has any guarantee obligation under the Partnership’s revolving credit facility.
The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Partnership. If an event of default occurs and is continuing with respect to any series of Notes, the Trustee or the holders of not less than 25% in principal amount of such series of outstanding Notes may declare the principal amount of such Notes and all accrued and unpaid interest to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Partnership occurs and is continuing, the principal amount of such Notes outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of such Notes.
Other material terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement forming a part of the prospectus dated May 26, 2015, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on May 27, 2015. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of such Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Notes set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit
Exhibit 4.1	Seventh Supplemental Indenture, dated as of June 4, 2015, by and between Western Gas Partners, LP, as Issuer, and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Form of 3.950% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.1).

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

		By:	Western Gas Holdings, LLC, its general partner

Date:	June 4, 2015		/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 4.1	Seventh Supplemental Indenture, dated as of June 4, 2015, by and between Western Gas Partners, LP, as Issuer, and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Form of 3.950% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.1).

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).